UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2021

Cloudflare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39039	27-0805829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Townsend Street San Francisco, CA	94107
(Address of principal executive offices)	(Zip code)

(888) 993-5273

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	NET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Co-Founder Performance Awards

On December 22, 2021, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cloudflare, Inc. (“Cloudflare” or the “Company”) granted to each of Matthew Prince, the Company’s Chief Executive Officer (“CEO”), and Michelle Zatlyn, the Company’s President and Chief Operating Officer (each, a “Co-Founder”), a 10-year performance-based stock option that vests and becomes exercisable only if the Company achieves certain stock price milestones and the Co-Founder continues to remain in a primary leadership position with the Company (the “Performance Awards”). The Performance Awards are designed to provide to the Co-Founders incentives linked to significant long-term stockholder value creation.

The Performance Awards will be submitted for approval of the Company’s stockholders other than the Co-Founders, other executive officers of the Company, and certain of their respective affiliates (the “Disinterested Stockholders”) at the annual meeting or a special meeting of the Company’s stockholders in 2022 (the “Meeting”). If a majority of the voting power held by the Disinterested Stockholders do not approve the Performance Awards by December 22, 2022, the Performance Awards will be immediately and automatically forfeited. If the Performance Awards are not so approved by the Disinterested Stockholders and are forfeited, the Company will not have the benefit of the strong incentives that the Performance Awards would provide to the Co-Founders to achieve extraordinary stock price performance, and the Company may need to consider alternative compensation structures for the Co-Founders to achieve its objectives.

The Performance Awards were granted under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) from its existing share reserve. The Company will not be seeking approval of the Company’s stockholders of an increase to the share reserve under the 2019 Plan at the Meeting.

A summary of the Performance Awards is below. The Performance Awards will be described in more detail in the proxy statement to be delivered to stockholders in advance of the Meeting. The description below is qualified in its entirety by reference to the full text of the Performance Award agreement, the form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Purpose

The Compensation Committee recognizes that Cloudflare is only beginning its journey to build a better Internet, and with proper vision, leadership and execution, it can continue this journey as one of the world’s key technology companies. With that goal in mind, and after a thorough analysis and review and extensive consultation with its independent compensation consultant and independent legal counsel, the Compensation Committee, comprised entirely of independent and disinterested members of the Board of Directors of the Company (the “Board”), granted the Performance Awards to the Co-Founders. The Performance Awards are designed to incentivize the Co-Founders’ continued leadership of Cloudflare over the long-term, and to motivate them with equity that rewards them for providing exponential increases in stockholder value over a 10-year period.

Performance-based Stock Options

Each Performance Award was granted under the 2019 Plan and consists of a 10-year option to purchase an aggregate of 3,960,000 shares of the Company’s Class A common stock, which was equal to approximately 1.22% of the Company’s outstanding shares of Class A common stock and Class B common stock combined on the day prior to the grant date.

Each Performance Award is comprised of eight separate tranches that become eligible to vest only if certain pre-established stock price targets are achieved and certain time-based vesting requirements are satisfied. Vesting of the Performance Award generally requires that the Co-Founder remain in a primary leadership position with the Company, specifically in what is referred to as “continued eligible service” (as described further below), through the date the applicable stock price target is determined to have been achieved and through the satisfaction of the time-based vesting requirements.

For the first tranche to become eligible to vest, Cloudflare’s stock price must equal at least $156.00 per share. For the remaining tranches to become eligible to vest, Cloudflare’s stock price must increase by approximately 30% for each tranche, with the final tranche becoming eligible to vest only if Cloudflare’s per share stock price reaches $979.00, which represents an approximately 616% increase from the closing price of the Company’s Class A common stock on December 22, 2021. For this purpose, Cloudflare’s stock price generally is based on a volume weighted average closing price, as described in greater detail below.

The Compensation Committee began contemplating the Performance Awards when Cloudflare’s stock price was at or about $54.00 per share, and began to coalesce around the stock price targets at a time when the stock price was approximately $120.00 per share. Although the Company’s stock price has since increased, and was $136.81 as of the closing of the market on the grant date, the Compensation Committee believed it was in the best interests of the Company and the Disinterested Stockholders to set the stock price targets based on an assumed $120.00 per share stock price, with the first stock price target representing a 30% increase from $120.00, to ensure that the Compensation Committee took the time it deemed appropriate to fully evaluate and determine the option terms while still rewarding the Co-Founders for the incremental stockholder value created in the interim.

The number of shares applicable to the tranches is back weighted, as shown in the table below, so that each Co-Founder receives meaningful rewards for significant stock price performance and even greater rewards for excellent stock price performance. The tranches for the Performance Awards are structured as follows:

Tranche Number	Percentage of Performance Award Earned	Number of Tranche Shares	Stock Price Targets
1	5%	198,000 Shares	$156.00
2	5%	198,000 Shares	$203.00
3	10%	396,000 Shares	$263.00
4	10%	396,000 Shares	$343.00
5	10%	396,000 Shares	$446.00
6	20%	792,000 Shares	$579.00
7	20%	792,000 Shares	$753.00
8	20%	792,000 Shares	$979.00

If none of the eight stock price targets are achieved, no shares subject to the Performance Awards will vest. In order to satisfy a stock price target, the volume weighted average closing price over a rolling 90 calendar day period (following the grant date) must equal or exceed the stock price target, except that in the event of a change in control of the Company, achievement of a stock price target instead will be measured against the change in control price per share of Class A common stock. If a Co-Founder’s continued eligible service with the Company ends due to death or disability, his or her Performance Award can remain outstanding and eligible to vest based on the achievement of stock price targets for up to 18 months following the termination date of the Co-Founder’s eligible service.

In addition to achievement of the performance-based target, the Performance Awards are subject to additional, time-based vesting requirements, under which 1/6th of the total shares subject to the Performance Award vest and become exercisable on each anniversary of the grant date, subject to the Co-Founder’s continued eligible service. The time-based vesting requirements apply in the same order as the tranches, so that Tranche 1 will be the first, and Tranche 8 will be the last, to satisfy these vesting requirements. The time-based vesting requirements are waived upon a change in control of the Company.

“Continued eligible service” means that, during the first four years following the Performance Award grant date, Mr. Prince must remain the full-time CEO or serve as co-CEO, and Ms. Zatlyn must remain the full-time President and Chief Operating Officer or serve as CEO or co-CEO, and after the four-year anniversary of the grant date, each Co-Founder must either continue to serve full-time in one of the applicable roles or serve full-time as the Company’s Executive Chair or in another C-Suite position in the Company group if a change in position is approved, and the new role’s status as a “C-Suite” position is confirmed, by the then-current Compensation Committee or the independent members of the Board.

The exercise price per share subject to the Performance Awards is $136.81, which was the closing sales price of the Company’s Class A common stock on December 22, 2021, the date of grant. The exercise price of the Performance Awards may not be reduced, repriced or otherwise included in an exchange program as defined under our 2019 Plan without approval by the Disinterested Stockholders. Each Performance Award, to the extent vested, will be exercisable until December 21, 2031. Shares purchased by a Co-Founder under a Performance Award generally may not be transferred, other than for estate planning or charitable giving purposes or upon or following the Co-Founder’s death or disability, until the earlier of the six-year anniversary of the grant date and the two-year anniversary of the vesting of such shares. Except as described herein and as set forth in the Performance Award agreement, the Performance Awards are subject to the terms of the 2019 Plan.

Other Information

The Company plans to file with the Securities and Exchange Commission (the “SEC”), and furnish to its stockholders, a proxy statement in connection with the Performance Awards (the “Proxy Statement”) to be voted upon at the Meeting. The Proxy Statement will contain important information about the Performance Awards and related matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PERFORMANCE AWARDS. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from the Company by contacting the Company’s Investor Relations by email at IR@cloudflare.com, or by going to the Company’s Investor Relations page on its website at http://cloudflare.net/home/default.aspx.

Participants in the Solicitation

The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Performance Awards. The information regarding the interests of participants in the solicitation of proxies in respect of the Meeting will be included in the Proxy Statement.

Forward-Looking Statements

Certain information in this Current Report on Form 8-K may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding future stock price performance.

The stock price targets described above are intentionally ambitious and there are significant risks and uncertainties in achieving such results. Many of the obstacles to achieving the stock price targets are described in the “Risk Factors” section in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2021 and available at www.sec.gov. Such risks and uncertainties include, but are not limited to, that the Company’s stock price depends on market conditions and other factors unrelated to the Company, so even if the Company performs strongly in its business, the stock price targets may not be met.

Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements to reflect events or circumstances after the date of this report. Should underlying assumptions prove incorrect, actual results and projections could different materially from those expressed in any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Performance Stock Option Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cloudflare, Inc.

Dated: December 27, 2021	By:	/s/ Douglas Kramer
Douglas Kramer
General Counsel and Secretary